Exhibit 10.31

Correspondent Purchase and Sale Agreement

This Correspondent Purchase and Sale Agreement (“Agreement”) is effective as of September 1, 2010, by and between HomeStreet Bank, a Washington state-chartered savings bank (“Purchaser”), and Windermere Mortgage Services Series LLC, a Delaware series limited liability company (“Seller”). This Agreement replaces and supersedes in its entirety that certain Correspondent Purchase and Sale Agreement effective May 1, 2005, as amended effective January 1, 2008.

WHEREAS, Purchaser intends to buy and Seller intends to sell residential, whole mortgage loans (“Mortgage Loans”) on a servicing released basis pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth below, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Purchaser and Seller agree as follows:

ARTICLE I

PURCHASE AND SALE OF MORTGAGE LOANS

During the term of this Agreement, Seller may offer for sale to Purchaser, and Purchaser may agree to purchase from Seller, eligible Mortgage Loans pursuant to the terms and conditions of this Agreement, pursuant to a Commitment procedure, as follows: At any time during the term of this Agreement, the parties may enter into a written or an oral Commitment for the sale and purchase of specifically identified Mortgage Loans. As part of such Commitment, the parties will agree to a Purchase Price and certain other material terms applicable to the Mortgage Loans to be sold there under. The Purchase Price for each eligible Mortgage Loan shall be based on the market price, plus Service Release Premium, adjusted as applicable based on the adjustment provisions posted on Purchaser’s rate sheets, in Purchaser’s Residential Lending Products Manual, and/or on the SRP Database (collectively, the “Product Pricing Materials”). The Purchase Price is additionally subject to adjustments by Purchaser for underwriting or other factors listed in Purchaser’s Product Pricing Materials prior to the purchase. The Purchase Price shall apply only to Mortgage Loans bearing the specified rate of interest and complying with the other terms as set forth in the Commitment and this Agreement. The Commitment is binding between Seller and Purchaser and, provided that such Mortgage Loans are in fact closed (as between the Seller as lender and the respective borrowers), shall constitute and require delivery by Seller to Purchaser of the specific Mortgage Loans covered thereby.

For purposes of this Agreement, eligible Mortgage Loans include only such loans as comply with Purchaser’s investor requirements set forth in Purchaser’s Residential Lending Products Manual, as such Manual may be amended from time to time in Purchaser’s discretion. Without limiting the foregoing, eligible Mortgage Loans include those underwritten and approved in accordance with the investor Delegated Underwriting (“DU”) systems or procedures, as they may be amended from time to time.

ARTICLE 11

PAYMENT OF PURCHASE PRICE AND

DELIVERY OF LOANS

Purchaser shall, upon receipt from Seller of a fully documented loan package for each Mortgage Loan, deliver the agreed upon Purchase Price (less any fees or discounts due to the Purchaser), in accordance with Seller’s instructions or in accordance with any bailee letter or trust receipt submitted with the loan package. Seller will deliver the loan package to the Purchaser in a timely manner, but no later than the expiration date confirmed at the time the Mortgage Loan is locked on the Purchaser’s automated lock system, unless delivery is extended by Purchaser in writing. In the event any Mortgage Loan sold to Purchaser hereunder is prepaid in full within one hundred twenty (120) days following the date such Mortgage Loan is sold to Purchaser hereunder, Seller shall refund the servicing release premium and any rebate pricing paid by Purchaser at the time of purchase.

ARTICLE III

GENERAL REPRESENTATIONS AND WARRANTIES

OF SELLER

As of the date of this agreement and as of the date of each submission of a Mortgage Loan to Purchaser hereunder, Seller hereby makes the following representations, warranties, and covenants to Purchaser. Purchaser shall be deemed to have relied on these representation, warranties, and covenants, regardless of any underwriting or independent investigation Purchaser may have made or any facts known to Purchaser.

3.1	Seller is duly organized, validly existing, and in good standing under the laws governing its creation and existence. Seller has the power to own its assets and to transact the business in which it is presently engaged. Seller is duly qualified to conduct its business in each jurisdiction in which Seller originates Mortgage Loans and in each jurisdiction in which the property securing a Mortgage Loan is located (if the laws of such jurisdictions require qualification to conduct business of the type conducted by Seller.

3.2	Seller is knowledgeable in all applicable state and federal laws regarding residential mortgage lending and will comply with all such laws in connection with all Mortgage Loans submitted to Purchaser hereunder and the performance of all responsibilities hereunder. Seller will adhere to and comply with any and all applicable state or federal record retention requirements, as well as confidentiality and information security requirements.

3.3	Seller has and will maintain all necessary licenses, bonds, approvals and authorizations applicable to its operations in each jurisdiction in which Seller originates Mortgage Loans, including without limitation any required licenses or authorizations to originate mortgage loans or otherwise perform its responsibilities hereunder, and no such license, authorization, approval or bond has been suspended, revoked, or restricted in any way. Neither Seller, nor any of its owners or officers (including, without limitation, any mortgage loan originator originating Mortgage Loans) has been suspended, debarred, or otherwise denied participation in the securities, mortgage, or financial services industries by a federal, state or local governmental authority or instrumentality.

3.4	Seller’s execution, delivery, and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized. Seller’s execution, delivery, and performance of this Agreement does not require the consent of any other person, including without limitation any governmental or regulatory consent, nor does such execution and performance violate, contravene, or create a default under any charter document or bylaw of Seller or any contract, agreement, or instrument to which Seller is a party or to which Seller or any of its property or assets may be bound.

3.5	Seller shall cause all mortgage loan originators and other employees involved in the origination, underwriting, closing, and funding of Mortgage Loans to meet all eligibility requirements under applicable state and federal laws and regulations, as well as the requirements of Purchaser’s investors, as may be communicated by Purchaser to Seller from time to time.

3.6	Seller agrees to notify Purchaser immediately upon the suspension, revocation, expiration, or other termination of any licenses, registrations, or qualifications, or of the taking of any formal or informal administrative or judicial action by any such regulatory or supervisory agency against Seller that could adversely affect Seller’s licenses, registrations and qualifications.

ARTICLE IV

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER AS TO MORTGAGE

LOANS

In addition to the representations, warranties, and covenants of Seller set forth in Section III of this Agreement, Seller hereby makes the following representations, warranties, and covenants to Purchaser as of the time the parties enter into any Commitment relating to a Mortgage Loan and at the time a Mortgage Loan is sold to Purchaser.

4.1	The deed of trust or other document(s) securing the Mortgage Loan has been executed by all persons necessary to create and convey a valid and legally enforceable first lien obligation in favor of the Seller with respect to the Mortgage Loan. The promissory note evidencing the Mortgage Loan is payable to Seller as payee and has been duly executed by the person(s) to whom, or for whose benefit, Seller has disbursed the proceeds of the Mortgage Loan, and who is/are the true and actual person(s) who submitted an application to Seller and who have been approved by Seller and/or Purchaser to receive the Mortgage Loan.

4.2	The sale of the Mortgage Loan is in Seller’s ordinary course of business and Seller has good and merchantable title to the Mortgage Loan, free and clear of any liens, claims, or encumbrances upon such Mortgage Loan. All taxes and governmental assessments that became due and owing prior to the sale of the Mortgage Loan to Purchaser have been paid.

4.3	The proceeds of the Mortgage Loan were used to finance or refinance the purchase of the one to four family residential dwelling permanently affixed to the real property described in the Mortgage Loan documents, and the property is or will be used by the borrower(s) as his/her principal or secondary residence or for such other purpose as disclosed in the borrower’s application for the Mortgage Loan.

4.4	The deed of trust or mortgage securing the Mortgage Loan contain provisions that give the holder rights and remedies to realize against the property as expeditiously as applicable law allows, including, without limitation, the power of sale.

4.5	Seller has observed and shall observe and fully discharge any applicable duties owed by Seller to any borrower on a Mortgage Loan under law with respect to each borrower and related loan application. Seller has provided all requisite disclosures, including but not limited to, those required under Real Estate Settlement Procedures Act (RESPA), Truth in Lending Act (TILA), and any other federal or state laws, and has obtained any and all requisite agreements and authorizations.

4.6	Seller has complied with any and all applicable laws and regulations relating to the Mortgage Loans, including without limitation, laws and regulations relating to usury, truth-in-lending, real estate settlement procedures, consumer credit protection, flood disaster protection, equal credit opportunity, and fair credit reporting.

4.7	Seller has access to Purchaser’s Residential Lending Products Manual, as such Manual may he amended from time to time in Purchaser’s discretion, and has strictly complied with all requirements set forth therein.

4.8	There are no circumstances or conditions with respect to any Mortgage Loan sold to Purchaser hereunder, related property, or loan applicant which would cause the Mortgage Loan to become delinquent or adversely affect the value, marketability or salability of such Mortgage Loan, and Seller will promptly notify Purchaser if Seller becomes aware of any such circumstances or conditions, either prior to or after closing of any Mortgage Loan submitted hereunder. Neither Seller nor any loan applicant has committed any act or omission that will impair or invalidate Purchaser’s interest in, or the enforceability of, any Mortgage Loan. All information and documents submitted by or on behalf of a loan applicant to Seller and by Seller to Purchaser are genuine, and the information contained in such documents is true, accurate and complete.

4.9	Seller shall promptly forward to Purchaser any monthly payments for any Mortgage Loan(s) purchased hereunder and received by Seller on or after the date of purchase.

ARTICLE V

INDEMNIFICATION, REPURCHASE AND REMEDIES

5.1 Seller hereby agrees to repurchase any Mortgage Loan sold to Purchaser at any time during the life of such Mortgage Loan, within 30 days of Purchaser’s written request for repurchase, notifying the Seller of the occurrence of any of the following events:

a. Purchaser is required to repurchase any Mortgage Loan sold to GNMA, FNMA, FHLMC, or any other investor, for any reason other than reasons/defects which Purchaser knew of due to Purchaser’s provision of underwriting services related to the Mortgage Loan.

b. Any material fraud, misrepresentation, or act or omission in the origination, closing, or funding of the Mortgage Loan is determined to exist by Purchaser or by other investor. This includes, without limitation, any misrepresentation of income, funds on deposit, employment, debts or expenses of the borrower, or the occupancy of the property.

c. Any document related to any Mortgage Loan is found by Purchaser to be defective, not properly executed, altered, or incomplete.

d. Any representation, warranty, or covenant made by Seller under this Agreement with respect to any Mortgage Loan, shall be, in the reasonable opinion of Purchaser, false at the time made.

e. Any one of the first four (4) monthly payments becomes 90 days or more delinquent.

The repurchase price for any Mortgage Loan that Seller is asked to repurchase from Buyer shall be an amount equal to its then unpaid principal balance of the Mortgage Loan on the date of repurchase, plus accrued interest and direct expenses (including reasonable attorney’s fees) incurred by Purchaser for any actions taken by it concerning, as a result of, or in connection with, any of the events or circumstances set forth herein as cause for repurchase. Purchaser’s exercise of its right to have Seller repurchase any Mortgage Loan hereunder shall be in addition to, and not in lieu of, any other rights or remedies which Purchaser may have against Seller hereunder or under applicable law.

The parties agree that Seller shall have no obligation to repurchase a Mortgage Loan if the primary cause of the noncompliance or breach is due to underwriting services provided by Purchaser to Seller related to the Mortgage Loan.

5.2 Seller agrees to defend, indemnify and hold Purchaser harmless from and against any and all losses, damages, liabilities, claims, causes of action, judgments, costs or expenses (including without limitation reasonable attorneys’ fees and costs, including such fees and costs on appeal) which arise from or relate to Seller’s wrongful acts or omissions in the performance of this Agreement, breach of its obligations under this Agreement, misrepresentations or breach of warranties made herein, or violations of any applicable laws.

Upon written notice by Purchaser to Seller of a breach of any representation or warranty set forth in this agreement which materially and adversely affects the interests of Purchaser with respect to a Mortgage Loan submitted hereunder, Seller shall cure such breach in all material respects, indemnify Purchaser as set forth in this Section, and/or shall repurchase the Mortgage Loan (or the collateral which had secured the Mortgage Loan, if Purchaser has foreclosed or otherwise obtained title to the collateral) from Purchaser, at Purchaser’s option.

Seller will be in default under this Agreement upon, among other reasons, any misrepresentation or breach of warranty by Seller or the non-fulfillment or non-perfomance by Seller of any covenant, condition or action required of it under this Agreement, and Seller will be subject to any remedies available to Purchaser, including, but not limited to, termination of this Agreement, indemnification of Purchaser by Seller, and Seller’s obligation to repurchase one or more of the Mortgage Loans.

ARTICLE VI

DURATION OF AGREEMENT

The term of this Agreement shall commence on October 1, 2010, and will continue unless terminated as follows. This Agreement shall terminate automatically if Seller is dissolved and winding up of the Seller is completed, or if the Purchaser is liquidated, dissolved, or no longer conducting business. This Agreement may also be terminated by the mutual written consent of the Seller and Purchaser, which shall address the fulfillment of any outstanding Commitments at the time of any such termination.

ARTICLE VII

MISCELLANEOUS

6.1 The representations, warranties, covenants and agreements contained in this Agreement shall survive the date of funding of any Mortgage Loan and delivery of such Mortgage Loan to Purchaser and shall not terminate, notwithstanding the termination of this Agreement, any restrictive or qualified endorsement on any Mortgage Note or Purchaser’s examination or failure to examine any Mortgage File, Purchaser’s approval of any Mortgage Loan for purchase or Purchaser’s purchase of any Mortgage Loan.

6.2 This Agreement is made with reference to and is intended to be governed by, construed, and enforced in accordance with the laws of the State of Washington.

6.3 All notices, requests, demands, and other communications required or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given at the time of delivery if personally delivered or 72 hours after the time of mailing if mailed first-class, postage prepaid and addressed to the parties to this Agreement at the addresses set forth below their respective signatures on this Agreement.

6.4 The failure of any party to this Agreement at any time or times to require strict performance of any provision of this Agreement shall not, in any manner, affect the right of such party at a later time to enforce any such provision. No waiver by any party of the breach of any term or covenant contained in this Agreement shall be deemed to be a release or affect any liability resulting from such breach. No wavier of any nature, whether by contact, course of dealing, or otherwise, in any one or more instances shall be deemed to be or be construed as a furthering or continuing waiver of any such condition or breach or as a waiver of any other condition or of any other breach of any other term or covenant of this Agreement.

6.5 No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party in such other party’s sole discretion. Except as provided in this paragraph, this Agreement shall be binding upon and inure to the benefit of the successors, heirs, assigns, and personal representatives of the parties.

6.6 This agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement. There are no representations, warranties, understandings or agreements other than those expressly set forth or referenced in this Agreement.

6.7 The captions of the sections and paragraphs of this Agreement are inserted for the convenience of reference only and shall not be deemed to modify or otherwise affect in any respect any of the provisions of this Agreement.

6.8 In the event that any party to this Agreement retains an attorney to enforce any of the provisions of this Agreement, then the prevailing party shall be entitled to reasonable attorneys’ fees from the other party, including fees incurred in both trial or appellate courts, or fees incurred without suit, and all court and accounting costs.

6.9 This Agreement may be executed in separate counterparts, all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the 18th day of November 2010, to be effective as of the date first above written.

SELLER:		PURCHASER:
Windermere Mortgage Services Series LLC		HomeStreet Bank

BY	/s/ Joleen K Perdue	BY	/s/ Susan Greenwald

Its	Executive Vice President	Its	Sr. Vice President

Notices to Seller shall be sent to:		Notices to Purchaser shall be sent to:

Windermere Mortgage Services Series LLC		HomeStreet Bank
601 Union Street, Suite 2100		601 Union Street, Suite 2000
Seattle, WA 98101		Seattle, WA 98101-2326
Attention: Bart Harrington		Attention: Susan Greenwald